stoneridge.com © 2024 Q2 2024 Results August 1, 2024 Exhibit 99.2

stoneridge.com © 2024 Q2 2024 Results 2 Forward-Looking Statements Statements in this presentation that are not historical facts are forward-looking statements, which involve risks and uncertainties that could cause actual events or results to differ materially from those expressed or implied by the statements. Important factors that may cause actual results to differ materially from those in the forward-looking statements include, among other factors, the ability of our suppliers to supply us parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output; fluctuations in the cost and availability of key materials (including semiconductors, printed circuit boards, resin, aluminum, steel and copper) and components and our ability to offset cost increases through negotiated price increases with our customers or other cost actions, as necessary; global economic trends, competition and geopolitical risks, including impacts from ongoing or potential conflicts and any related sanctions and other measures, or an escalation of sanctions, tariffs or other trade tensions between the U.S. and other countries; our ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions; the reduced purchases, loss or bankruptcy of a major customer or supplier; the costs and timing of business realignment, facility closures or similar actions; a significant change in automotive, commercial, off-highway or agricultural vehicle production; competitive market conditions and resulting effects on sales and pricing; foreign currency fluctuations and our ability to manage those impacts; customer acceptance of new products; our ability to successfully launch/produce products for awarded business; adverse changes in laws, government regulations or market conditions, affecting our products, our suppliers, or our customers’ products; labor disruptions at Stoneridge’s facilities or at any of Stoneridge significant customers or suppliers; the amount of Stoneridge’s indebtedness and the restrictive covenants contained in the agreements governing its indebtedness, including its revolving Credit Facility; capital availability or costs, including changes in interest rates; the occurrence or non-occurrence of circumstances beyond Stoneridge’s control; and the items described in “Risk Factors” and other uncertainties or risks discussed in Stoneridge’s periodic and current reports filed with the Securities and Exchange Commission. Important factors that could cause the performance of the commercial vehicle and automotive industry to differ materially from those in the forward-looking statements include factors such as (1) continued economic instability or poor economic conditions in the United States and global markets, (2) changes in economic conditions, housing prices, foreign currency exchange rates, commodity prices, including shortages of and increases or volatility in the price of oil, (3) changes in laws and regulations, (4) the state of the credit markets, (5) political stability, (6) international conflicts and (7) the occurrence of force majeure events. These factors should not be construed as exhaustive and should be considered with the other cautionary statements in Stoneridge’s filings with the Securities and Exchange Commission. Forward-looking statements are not guarantees of future performance; Stoneridge’s actual results of operations, financial condition and liquidity, and the development of the industry in which Stoneridge operates may differ materially from those described in or suggested by the forward-looking statements contained in this presentation. In addition, even if Stoneridge’s results of operations, financial condition and liquidity, and the development of the industry in which Stoneridge operates are consistent with the forward-looking statements contained in this presentation, those results or developments may not be indicative of results or developments in subsequent periods. This presentation contains time-sensitive information that reflects management’s best analysis only as of the date of this presentation. Any forward-looking statements in this presentation speak only as of the date of this presentation, and Stoneridge undertakes no obligation to update such statements. Comparisons of results for current and any prior periods are not intended to express any future trends or indications of future performance, unless expressed as such, and should only be viewed as historical data Stoneridge does not undertake any obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. Rounding Disclosure: There may be slight immaterial differences between figures represented in our public filings compared to what is shown in this presentation. The differences are the result of rounding due to the representation of values in millions rather than thousands in public filings.

stoneridge.com © 2024 Q2 2024 Results 3 Non-GAAP Financial Measures This presentation contains information about the Company’s financial results that is not presented in accordance with accounting principles generally accepted in the United States (“GAAP”). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures at the end of this presentation. The provision of these non-GAAP financial measures for 2024 and 2023 is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non-GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this presentation and the adjustments that management can reasonably predict. Management believes the non-GAAP financial measures used in this presentation are useful to both management and investors in their analysis of the Company’s financial position and results of operations. In particular, management believes that adjusted operating income and margin, adjusted income (loss) before tax, adjusted net income (loss), adjusted earnings (loss) per share, adjusted EBITDA, adjusted EBITDA margin, adjusted tax expense, adjusted tax rate, adjusted net debt and adjusted cash are useful measures in assessing the Company’s financial performance by excluding certain items that are not indicative of the Company’s core operating performance or that may obscure trends useful in evaluating the Company’s continuing operating activities. Management also believes that these measures are useful to both management and investors in their analysis of the Company’s results of operations and provide improved comparability between fiscal periods. Adjusted operating income and margin, adjusted income (loss) before tax, adjusted net income (loss), adjusted earnings (loss) per share, adjusted EBITDA, adjusted EBITDA margin, adjusted tax expense, adjusted tax rate, adjusted net debt and adjusted cash should not be considered in isolation or as a substitute operating income, income (loss) before tax, net income (loss), earnings per share, tax expense, tax rate, debt, cash and cash equivalents, cash provided by operating activities or other income statement or cash flow statement data prepared in accordance with GAAP. Q2 2024 Reported Q2 2024 Adjusted -$237.1 million Sales -$53.7 million 22.7% Gross Profit Margin $5.4 million 2.3% $3.4 million 1.4% Operating Income Margin $0.17$0.10EPS $16.1 million 6.8% -EBITDA Margin

Stoneridge

Q2 2024
Results

Overview of Achievements

- **Q2 Adjusted EPS of $0.17 improved by $0.39 vs. Q1 2024**
- **Q2 Adjusted EBITDA margin of 6.8% improved by ~410 bps vs. Q1 2024**
  - Material cost improvements, operating cost control and favorable non-operating FX impacts drove improvement
- **Q2 Gross margin of 22.7% improved 250 bps vs. Q1 2024**
- **Q2 Adjusted operating margin of 2.3% improved 210 bps vs. Q1 2024**
- **MirrorEye OEM program with Volvo launched on the FH Aero truck in Europe**
- **Announced partnership with Volvo Bus for a pilot program to provide data and AI-based fuel advice system**
  - Aligned with our continued focus on data services, software and AI to drive advanced system capabilities and expansion of our existing technology platforms and products to drive long-term profitable growth

Q2 2024 Quarterly Results

$237.1M	$16.1M / 6.8%	$0.17
Sales	Adj. EBITDA / Margin	Adj. EPS
	+410 bps vs. Q1 2024*	$0.39 Growth vs. Q1 2024*

**Q2 2024 results were adjusted for non-recurring items. There were no adjustments to Q1 2024 results. Refer to US GAAP Reconciliations for reconciliations to US GAAP amounts.*

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5stoneridge.com © 2024 Q2 2024 Results Sales Gross Profit Adjusted Operating Income* Adjusted EBITDA* Q1 2024 vs. Q2 2024 +250 bps +210 bps +410 bps Second quarter operating performance improved significantly vs. Q1 driven by continued improvement in material costs, operational excellence and focused cost control Financial Summary Q2 2024 Key Performance Drivers • Excluding the unfavorable impact of foreign currency on sales of $2.8 million, sales were approximately inline with Q1 2024 • Higher gross margin primarily driven by material cost improvements and operational excellence, including lower quality-related costs • Operating performance driven by gross margin improvement and lower D&D due in part to higher customer reimbursements during the quarter • Favorable FX rates drove a non-operating benefit of $2.3 million in Q2 including the capitalization of certain intercompany loans at favorable currency rates in Q2 -1.5% -1.0%0.8% *Q2 2024 results were adjusted for non-recurring items. There were no adjustments to Q1 2024 results. Refer to US GAAP Reconciliations for reconciliations to US GAAP amounts. $239.2 $237.1 Q1 2024 Q2 2024 $0.3 $5.4 Q1 2024 Q2 2024 0.1% 2.3% $6.6 $16.1 Q1 2024 Q2 2024 6.8% 2.8% $48.4 $53.7 Q1 2024 Q2 2024 20.2% 22.7% $239.9 Ex. FX

6stoneridge.com © 2024 Q2 2024 Results Organizational Announcement • Most recently, Noblet served as the senior vice president EMEA Region within ZF’s Commercial Vehicle Solutions division where she led profitability for the region, including strategy, planning, sales, procurement, and manufacturing • Prior to this, Noblet spent nearly two decades at WABCO, where she held progressively challenging roles across operations, sourcing and purchasing, project management, quality, Six Sigma Lean, and change management • Following WABCO’s acquisition by ZF in 2020, Noblet seamlessly transitioned into various leadership positions within ZF, focusing on integration, quality assurance and P&L ownership • Noblet will be responsible for leading the Electronics Division including financial performance, product development, business strategy and technical vision Natalia Noblet appointed as President of Electronics, effective September 1, 2024

Q2 2024
Results

Stoneridge

Commercial Updates

MirrorEye CMS Updates

MirrorEye

- Launched on Volvo's FH Aero Model in Europe in Q2 2024
  - 2024 OEM orders have shown some volatility as program and truck production continue to ramp up
  - Exceptional initial customer feedback
  - We expect take rates to at least remain consistent with previous forecasts once the program ramps up (~45%)
- Peterbilt program launched on Models 579 and 567 in North America in July
  - Peterbilt has heavily marketed the system emphasizing its core features, including maximizing driver visibility and safety

Digital Services Updates

VOLVO

Volvo Bus Partnership

- Offering Stoneridge's data and artificial intelligence fuel advice solution to Volvo Buses' customers in selected markets in pilot program during 2024
- Solution utilizes vehicle generated data and applies artificial intelligence (AI) to proactively support operators to reduce fuel consumption
- Partnership enables efficient and sustainable mobility




Stoneridge
Digital Services
STONERIDGE FUEL ADVICE 4.0
Intelligence Fuel Consumption
Services Pack

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stoneridge.com © 2024 Q2 2024 Results 8 Artificial Intelligence and Advanced Software Algorithms • Dedicated team of engineers directly involved in AI-based advanced development and deployment • Applications across both new and existing products • Deploying AI-based algorithms for object and pedestrian detection to improve safety • Deploying analytics to better predict the path of a commercial vehicle trailer in both forward and reverse directions • Developing AI-based products including automatic event recordings, driver behavior analytics, trailer hitch applications and broader perception sensor fusion opportunities (camera, radar, lidar) • Ability to cost-effectively invest in these advanced capabilities facilitated by the rotation of our global footprint and a more cost- effective current structure Furthering technology capabilities and expanding growth opportunities in ADAS applications Driving Growth Advanced Software & AI Commercial Vehicle Driver Side View Unsafe to Maneuver Safe to Maneuver

stoneridge.com © 2024 Financial Update

10stoneridge.com © 2024 Q2 2024 Results Q2 2024 Financial Highlights Q2 2024 Reported -$237.1 million Sales - $53.7 million 22.7% Gross Profit Margin $5.4 million 2.3% $3.4 million 1.4% Operating Income Margin $0.17$0.10EPS $16.1 million 6.8% - EBITDA Margin Key Performance Drivers • Improved gross margin performance primarily driven by material cost improvements and continued focus on operational excellence • Operating income favorably impacted by gross margin improvements and continued control of operating expenses • Favorable FX rates drove $2.3 million of non-operating benefit in Q2 including the capitalization of certain intercompany loans at favorable currency rates • Inventory reduced by $9.0 million in the first half of 2024 Strong Q2 performance resulted in margin expansion and significant earnings growth Q2 2024 Adjusted

11stoneridge.com © 2024 Q2 2024 Results $2.2 $3.7 Q1 2024 Q2 2024 Sales Operating Income $’s in USD Millions Continued margin expansion driven by focus on operational excellence and operating cost control Control Devices Performance 2.2% 2.2% Q1 2024 vs Q2 2024 +180 bps $78.0 $80.9 Q1 2024 Q2 2024 2.8% 4.6% +3.7% Q2 2024 Financial Results • Higher sales vs. Q1 2024 primarily due to increased sales in the North America passenger vehicle end market • Q2 2024 operating margin increased by 180 bps vs. Q1 2024 primarily due to benefits recognized from completed price and low-volume claim negotiations, improvement in operational execution and continued operating cost control

Q2 2024
Results

Electronics
Performance

Significant and continued margin expansion in Q2

Q2 2024 Financial Results

- Excluding the unfavorable impact of foreign currency of ~$2.2 million, Q2 sales were approximately in-line with Q1 2024
  - Lower European commercial vehicle sales were offset by higher sales in the European off-highway and North American commercial vehicle end markets
- Q2 operating margin expansion of ~310 bps vs. Q1 2024 primarily due to material cost improvement, lower quality-related costs and lower engineering expenses

$'s in USD Millions


Q1 2024 vs Q2 2024
Sales
$156.1
$155.7 Ex. FX
$153.5
Q1 2024
Q2 2024
Adj. Operating Income*
$7.1
4.5%
$11.7
7.6%
+310 bps
Q1 2024
Q2 2024

*Q2 2024 results were adjusted for non-recurring items. There were no adjustments made to Q1 2024 reported results. Refer to US GAAP Reconciliations for reconciliations to US GAAP amounts.

Note: FX impact to adj operating income rounded to $0.0 million.

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13stoneridge.com © 2024 Q2 2024 Results Sales Operating Income (Loss) Q1 2024 vs Q2 2024 $’s in USD Millions Focus remains on growth in local OEM business and engineering capabilities to support global business Stoneridge Brazil Performance $12.2 $11.8 Q1 2024 Q2 2024 Q2 2024 Financial Results • Excluding the unfavorable impact of FX of ~$0.6 million, Q2 sales slightly improved vs. Q1 2024 • Excluding the unfavorable impact of foreign currency, operating income was approximately inline with Q1 2024 $12.5 Ex. FX +2.0% Ex. FX $0.2 $(0.0) 1.7% Q1 2024 Q2 2024 $0.2 Ex. FX 1.4% Ex. FX -0.3%

Stoneridge
Q2 2024
Results

2024 Full-Year Revenue & EBITDA Guidance Update

Revenue Guidance Drivers

- Production volume headwinds on OEM programs primarily driven by continued macroeconomic pressure on commercial vehicle end market and reduced demand in North America passenger vehicle programs
- Range of potential volumes for non-OEM and customer demand-based products considering timing, market adoption and macroeconomic pressures

EBITDA Margin Guidance Drivers

- Impact of reduced revenue on EBITDA estimated at contribution margins of 25-30%
- Improved gross margin expectations driven by material cost improvements and continued focus on operational efficiencies
- Improved SG&A expectations due to cost control on discretionary spending

$'s in USD Millions

Full-Year 2024 Revenue Guidance Midpoint Walk


$1,000M
~($12M)
~($18M)
$970M
~($15M)
$955M
2024 Previous Revenue Guidance
FX
OEM Production Volumes
Previous Guidance Adj for FX & OEM Volumes
Non-OEM & Customer Demand-Based Products
2024 Updated Revenue Guidance

Full-Year 2024 EBITDA Guidance Midpoint Walk


$67M
~($9M)
At average expected contribution margin of 27.5%
$58M
Continued improvement from focus on key initiatives +$3M
$61M
2024 Previous Adj EBITDA Guidance
Volume Impact
Volume Adjusted Adj. EBITDA
Gross Margin
Operating Cost
2024 Updated Adj. EBITDA Guidance

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Stoneridge

Q2 2024
Results

2024 Full-Year Guidance Update

- Updating full-year 2024 guidance to reflect current expectations and market conditions
  - Reducing revenue midpoint by $45 million to reflect updated FX rates, updated OEM production volumes and potential volatility in non-OEM and customer demand-based products
  - Increasing full-year gross margin midpoint by 50 bps to reflect expectation of continued material cost and manufacturing performance improvement
  - Updating adjusted operating and EBITDA margin expectations to reflect reduced fixed cost leverage on lower sales expectations partially offset by improved gross margin
  - Expected tax expense of $5 million to $6 million based on current expectations for jurisdictional earnings

Full-Year 2024 Guidance Update

	Guidance Range Updated	Midpoint Change
Sales	**$940.0 million - $970.0 million**	**($45.0) million**
Gross Margin	22.75% - 23.0%	+50 bps
Adj. Operating Margin	~2.75%	(25) bps
Adj. EPS	$0.18 - $0.28	($0.12)
Adj. EBITDA *Margin*	**$58 million - $64 million** ***6.2% - 6.6%***	**($6) million** **~(30) bps**

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Stoneridge

Q2 2024
Results

Key Priorities Update
Q2 2024

We are executing on our key priorities for 2024

YTD Summary

- **2-3x Market Growth**
  - ✓ **Full-year revenue guidance midpoint implies 3.6% outperformance vs. weighted-average OEM end markets which are expected to decline by (4.3)%**
- **Gross Margin Expansion –** Targeting 140 bps gross margin improvement in 2024 vs. 2023
  - ✓ **Updated target to 190 basis point improvement in 2024 vs. 2023 based on midpoint guidance**
- **Leverage on Structural Costs** –Targeting 170 bps EBITDA margin improvement in 2024 vs. 2023
  - ✓ **160 Basis points adjusted EBITDA margin improvement year-to-date over the first half of 2023**
- **Efficient Cash Generation** – Focus on efficient cash generation and targeted actions to reduce inventory levels at least aligned with historical turns
  - ✓ **Inventory reduced by $9.0 million in the first half of 2024**
  - ✓ **Compliance leverage ratio improved by 0.24x in the first half of the year to 2.89x**
- **Capital Investment** – Targeting ~$40 million of capital expenditures in 2024 focused on supporting organic growth initiatives
  - ✓ **Remain on track to both meet our organic growth targets and our capital expenditure targets for 2024**


Invest capital (organic or inorganic) to drive growth
2-3x Growth in underlying markets
Shareholder Value Creation
Cost control to achieve fixed cost leverage with growth
Gross margin expansion through enterprise-wide operational excellence
Efficient cash generation

*2023 revenue and gross margin were adjusted for non-recurring items. Refer to US GAAP Reconciliations for reconciliations to US GAAP amounts.
**Based on IHS production data July 2024 LVP and Q2 2024 MHCV

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stoneridge.com © 2024 Appendix Materials

stoneridge.com © 2024 Appendix 18 Balance Sheets December 31, 2023 June 30, 2024(in thousands) (Unaudited) ASSETS Current assets: $ 40,841$ 42,112Cash and cash equivalents 166,545168,215Accounts receivable, less reserves of $620 and $1,058, respectively 187,758178,749Inventories, net 34,24632,882Prepaid expenses and other current assets 429,390421,958Total current assets Long-term assets: 110,126103,061Property, plant and equipment, net 47,31443,586Intangible assets, net 35,29534,244Goodwill 10,7958,722Operating lease right-of-use asset 46,98055,080Investments and other long-term assets, net 250,510244,693Total long-term assets $ 679,900$ 666,651Total assets LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities: $ 2,113$ 2,064Current portion of debt 111,925108,085Accounts payable 64,20376,098Accrued expenses and other current liabilities 178,241186,247Total current liabilities Long-term liabilities: 189,346187,417Revolving credit facility 7,2246,276Deferred income taxes 7,6845,814Operating lease long-term liability 9,68810,446Other long-term liabilities 213,942209,953Total long-term liabilities Shareholders' equity: ——Preferred Shares, without par value, 5,000 shares authorized, none issued —— Common Shares, without par value, 60,000 shares authorized, 28,966 and 28,966 shares issued and 27,679 and 27,549 shares outstanding at June 30, 2024 and December 31, 2023, respectively, with no stated value 227,340224,599Additional paid-in capital (43,344)(39,066) Common Shares held in treasury, 1,287 and 1,417 shares at June 30, 2024 and December 31, 2023, respectively, at cost 196,509193,169Retained earnings (92,788)(108,251)Accumulated other comprehensive loss 287,717270,451Total shareholders' equity $ 679,900$ 666,651Total liabilities and shareholders' equity

stoneridge.com © 2024 Appendix 19 Income Statement Six months ended June 30, Three months ended June 30, 2023202420232024(in thousands, except per share data) $ 508,139$ 476,216$ 266,814$ 237,059Net sales Costs and expenses: 404,849374,119206,326183,319Cost of goods sold 63,35462,29933,49131,876Selling, general and administrative 39,63436,06022,66618,457Design and development 3023,7384,3313,407Operating income 5,8667,4353,1203,801Interest expense, net 50032932952Equity in loss of investee 3,535(260)2,387(2,296)Other (income) expense, net (9,599)(3,766)(1,505)1,850Income (loss) before income taxes 779(426)1,487(936)(Benefit) provision for income taxes $ (10,378)$ (3,340)$ (2,992)$ 2,786Net income (loss) Income (loss) per share: $ (0.38)$ (0.12)$ (0.11)$ 0.10Basic $ (0.38)$ (0.12)$ (0.11)$ 0.10Diluted Weighted-average shares outstanding: 27,40027,52027,45227,611Basic 27,40027,52027,45227,853Diluted

stoneridge.com © 2024 Appendix 20 Statements of Cash Flows 20232024Six months ended June 30, (in thousands) OPERATING ACTIVITIES: $ (10,378)$ (3,340)Net loss Adjustments to reconcile net loss to net cash provided by (used for) operating activities: 13,16113,054Depreciation 4,0044,440Amortization, including accretion and write-off of deferred financing costs (3,782)(7,004)Deferred income taxes 500329Loss of equity method investee (854)258Loss (gain) on sale of fixed assets 1,2712,207Share-based compensation expense 66238Excess tax deficiency related to share-based compensation expense Changes in operating assets and liabilities: (28,100)(6,094)Accounts receivable, net (23,142)3,438Inventories, net 3,313(1,038)Prepaid expenses and other assets 27,069(849)Accounts payable 12,18412,123Accrued expenses and other liabilities (4,688)17,762Net cash provided by (used for) operating activities INVESTING ACTIVITIES: (18,025)(12,920)Capital expenditures, including intangibles 1,729222Proceeds from sale of fixed assets —(260)Investment in venture capital fund, net (16,296)(12,958)Net cash used for investing activities FINANCING ACTIVITIES: 42,00057,000Revolving credit facility borrowings (38,068)(58,000)Revolving credit facility payments 16,40217,677Proceeds from issuance of debt (18,086)(17,690)Repayments of debt (1,325)(666)Repurchase of Common Shares to satisfy employee tax withholding 923(1,679)Net cash (used for) provided by financing activities (32)(1,854)Effect of exchange rate changes on cash and cash equivalents (20,093)1,271Net change in cash and cash equivalents 54,79840,841Cash and cash equivalents at beginning of period $ 34,705$ 42,112Cash and cash equivalents at end of period Supplemental disclosure of cash flow information: $ 5,622$ 8,003Cash paid for interest, net $ 5,927$ 4,372Cash paid for income taxes, net

Stoneridge

Appendix

Segment Reporting

	Three months ended June 30, 2024	Three months ended June 30, 2023	Six Months Ended June 30, 2024	Six Months Ended June 30, 2023
Net Sales:				
Control Devices	$ 79,899	$ 92,120	$ 157,057	$ 178,062
Inter-segment sales	955	970	1,786	1,704
Control Devices net sales	80,854	93,090	158,843	179,766
Electronics	145,511	159,786	295,294	300,913
Inter-segment sales	7,967	8,491	14,308	17,007
Electronics net sales	153,478	168,277	309,602	317,920
Stoneridge Brazil	11,649	14,908	23,865	29,164
Inter-segment sales	199	—	199	—
Stoneridge Brazil net sales	11,848	14,908	24,064	29,164
Eliminations	(9,121)	(9,461)	(16,293)	(18,711)
Total net sales	$ 237,059	$ 266,814	$ 476,216	$ 508,139
Operating Income (Loss):				
Control Devices	$ 3,725	$ 5,074	$ 5,889	$ 7,161
Electronics	9,831	7,444	16,920	8,844
Stoneridge Brazil	(41)	899	163	2,242
Unallocated Corporate (A)	(10,108)	(9,086)	(19,234)	(17,945)
Total operating income	$ 3,407	$ 4,331	$ 3,738	$ 302
Depreciation and Amortization:				
Control Devices	$ 2,806	$ 3,099	$ 5,669	$ 6,273
Electronics	3,903	3,503	7,764	6,967
Stoneridge Brazil	1,221	1,201	2,497	2,286
Unallocated Corporate	620	605	1,204	1,207
Total depreciation and amortization (B)	$ 8,550	$ 8,408	$ 17,134	$ 16,733
Interest Expense (Income), net:				
Control Devices	$ (19)	$ 65	$ (19)	$ 83
Electronics	501	511	1,104	996
Stoneridge Brazil	(224)	(319)	(594)	(589)
Unallocated Corporate	3,543	2,863	6,944	5,376
Total interest expense, net	$ 3,801	$ 3,120	$ 7,435	$ 5,866
Capital Expenditures:				
Control Devices	$ 1,587	$ 2,019	$ 3,104	$ 3,975
Electronics	2,977	2,334	4,354	8,541
Stoneridge Brazil	799	782	1,739	1,418
Unallocated Corporate (C)	326	217	760	329
Total capital expenditures	$ 5,689	$ 5,352	$ 9,957	$ 14,263

(A) Unallocated Corporate expenses include, among other items, accounting/finance, human resources, information technology and legal costs as well as share-based compensation.

(B) These amounts represent depreciation and amortization on a property, plant and equipment and certain intangible assets.

(C) Assets located at Corporate consist primarily of cash, intercompany receivables, fixed and leased assets for the headquarter building, information technology assets, equity investments and investments in subsidiaries

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stoneridge.com © 2024 Reconciliations to US GAAP

stoneridge.com © 2024 US GAAP Reconciliations US GAAP Reconciliations 23 This document contains information about Stoneridge's financial results which is not presented in accordance with accounting principles generally accepted in the United States ("GAAP"). Such non-GAAP financial measures are reconciled to their closest GAAP financial measures in the appendix of this document. The provision of these non-GAAP financial measures is not intended to indicate that Stoneridge is explicitly or implicitly providing projections on those non- GAAP financial measures, and actual results for such measures are likely to vary from those presented. The reconciliations include all information reasonably available to the Company at the date of this document and the adjustments that management can reasonably predict.

stoneridge.com © 2024 US GAAP Reconciliations 24 US GAAP Reconciliations Reconciliation of Q2 2024 Adjusted EPS Q2 2024 EPSQ2 2024(USD in millions, except EPS) $ 0.10$ 2.8Net Income 0.071.9Add: After-Tax Business Realignment Costs $ 0.17$ 4.7Adjusted Net Income

stoneridge.com © 2024 US GAAP Reconciliations 25 US GAAP Reconciliations Reconciliation of Adjusted Operating Income Q2 2024Q1 2024(USD in millions) $ 3.4$ 0.3Operating Income 1.9—Add: Pre-Tax Business Realignment Costs $ 5.4$ 0.3Adjusted Operating Income

stoneridge.com © 2024 US GAAP Reconciliations 26 US GAAP Reconciliations Reconciliation of Adjusted EBITDA Q2 2024Q1 2024Q4 2023Q3 2023Q2 2023Q1 2023(USD in millions) $ 1.9$ (5.6)$ 3.2$ 4.4$ (1.5)$ (8.1)Income (Loss) Before Tax 3.83.63.83.33.12.7Interest expense, net 8.58.68.48.58.48.3Depreciation and amortization $ 14.2$ 6.6$ 15.5$ 16.2$ 10.0$ 3.0EBITDA 1.9—0.11.21.91.3Add: Pre-Tax Business Realignment Costs —————(0.8)Less: Pre-Tax Gain on Disposal of Fixed Assets —————0.1Add: Pre-Tax Environmental Remediation Costs ———(0.5)——Add: Pre-Tax Brazilian Indirect Tax Credits, Net $ 16.1$ 6.6$ 15.6$ 17.0$ 11.9$ 3.6Adjusted EBITDA

stoneridge.com © 2024 US GAAP Reconciliations 27 US GAAP Reconciliations Reconciliation of Electronics Adjusted Operating Income Q2 2024Q1 2024(USD in millions) $ 9.8$ 7.1Electronics Operating Income 1.9—Add: Pre-Tax Business Realignment Costs $ 11.7$ 7.1Electronics Adjusted Operating Income

stoneridge.com © 2024 US GAAP Reconciliations 28 US GAAP Reconciliations Reconciliation of Q2 2024 Adjusted Tax Rate Tax RateQ2 2024(USD in millions) $ 1.9Income Before Tax 1.9Add: Pre-Tax Business Realignment Costs $ 3.8Adjusted Income Before Tax (50.6)%(0.9)Income Tax Benefit -Add: Tax Impact from Pre-Tax Adjustments (24.3)%$ (0.9)Adjusted Income Tax Benefit on Adjusted Income Before Tax

stoneridge.com © 2024 US GAAP Reconciliations 29 US GAAP Reconciliations Reconciliation of Adjusted EBITDA for Compliance Calculation Q2 2024Q1 2024Q4 2023Q3 2023Q2 2023Q1 2023(USD in millions) 1.9(5.6)3.2$ 4.4$ (1.5)$ (8.1)Income (Loss) Before Tax 3.83.63.83.33.12.7Interest Expense, net 8.58.68.48.58.48.3Depreciation and Amortization $ 14.2$ 6.6$ 15.5$ 16.2$ 10.0$ 3.0EBITDA Compliance adjustments: —0.2————Add: Non-Cash Impairment Charges and Write-offs or Write Downs (2.4)2.2(0.7)0.43.11.4Add: Adjustments from Foreign Currency Impact ———0.5—0.2Add: Extraordinary, Non-recurring or Unusual Items 0.51.60.30.10.51.4Add: Cash Restructuring Charges ——0.3———Add: Charges for Transactions, Amendments, and Refinances 0.10.3(0.1)0.10.30.2Add: Adjustment to Autotech Fund II Investment $ 12.3$ 10.9$ 15.3$ 17.4$ 13.9$ 6.1Adjusted EBITDA (Compliance) $ 55.9$ 57.5$ 52.7Adjusted TTM EBITDA (Compliance)

stoneridge.com © 2024 US GAAP Reconciliations 30 US GAAP Reconciliations Reconciliation of Adjusted Cash for Compliance Calculation Q2 2024Q1 2024Q4 2023(USD in millions) $ 42.1$ 48.4$ 40.8Total Cash and Cash Equivalents (12.5)(14.8)(12.8)Less: 35% Cash Foreign Locations $ 29.6$ 33.6$ 28.0Total Adjusted Cash (Compliance) Reconciliation of Adjusted Debt for Compliance Calculation Q2 2024Q1 2024Q4 2023(USD in millions) $ 189.5$ 196.5$ 191.5Total Debt 1.61.61.6Outstanding Letters of Credit $ 191.1$ 198.1$ 193.0Total Adjusted Debt (Compliance) $ 161.4$ 164.5$ 165.0Adjusted Net Debt (Compliance) 2.89x2.86x3.13xCompliance Leverage Ratio (Net Debt / TTM EBITDA)

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